Exhibit 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE

Cheniere Partners Completes Financing and Commences Construction on

Sabine Pass Liquefaction Trains 3 and 4, Purchases Creole Trail Pipeline

•	Notice to Proceed issued to Bechtel to commence construction on Trains 3 and 4

•	Financings complete for the first four trains of the Sabine Pass Liquefaction Project

•	Cheniere Partners purchases Creole Trail Pipeline as previously contemplated

Houston, Texas - May 29, 2013 - Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE MKT: CQP) announced today that its Board of Directors has made a positive final investment decision for the development and construction of Trains 3 and 4 of the Sabine Pass liquefaction project being developed adjacent to the Sabine Pass LNG terminal (the “Liquefaction Project”). Cheniere Partners has issued a full notice to proceed with construction of Trains 3 and 4 to Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”).

Sabine Pass Liquefaction, LLC (“Sabine Liquefaction”), a wholly owned subsidiary of Cheniere Partners, has entered into a credit facilities totaling $5.9 billion, including a Term Loan A Credit Facility of $4.4 billion (“TLA Credit Facility”) with a syndicate of 27 joint lead arranger banks and financial institutions and three additional credit facilities with Republic of Korea financial institutions, The Export-Import Bank of Korea (KEXIM) and Korea Trade Insurance Corporation (K-SURE), of $1.5 billion (the “ROK Credit Facilities” and collectively with the TLA Credit Facility, the “Liquefaction Credit Facilities”). These Liquefaction Credit Facilities complete the financings needed to fund the costs of developing, constructing and placing into service the first four liquefaction trains of the Liquefaction Project.

The Liquefaction Credit Facilities mature on May 28, 2020. Interest on the TLA Credit Facility is LIBOR plus 300 basis points during construction and steps up to LIBOR plus 325 basis points during operation. Under the ROK Credit Facilities, interest includes LIBOR plus 300 basis points on the direct portion and LIBOR plus 230 basis points on the covered portion during construction and operation. Sabine Liquefaction will maintain interest rate protection agreements with respect to at least 75% of the Liquefaction Credit Facilities.

“We have completed all milestones to start construction on the first four liquefaction trains being developed by Sabine Liquefaction. Construction on Trains 1 and 2 commenced last August and is approximately 30% complete. Construction on Trains 3 and 4 will start immediately. First LNG is expected to be delivered by late 2015. Additionally, we expect to complete all of the required resource reports to file an application with the FERC by September 2013 for Trains 5 and 6,” said Charif Souki, Chairman and CEO. “With all that we have accomplished in the last few years, I would particularly like to thank our employees for all of their hard work and efforts.”

Société Générale acted as sole and exclusive financial advisor to Sabine Liquefaction in connection with the $5.9 billion Liquefaction Credit Facilities. Standard Chartered Bank acted as a consultant in connection with the ROK Credit Facilities.

In addition, Cheniere Partners has completed the acquisition of the Creole Trail Pipeline from subsidiaries of Cheniere Energy, Inc. as previously contemplated by the Creole Trail Purchase and Sale Agreement. The Creole Trail Pipeline is a 94-mile pipeline that will be used by the Liquefaction Project to source domestic natural gas for processing into liquefied natural gas (“LNG”). In connection with the Creole Trail Pipeline purchase, a subsidiary of Cheniere Partners has entered into a $400 million senior secured term loan facility (the “CTPL Term Loan”). The CTPL Term Loan bears an interest rate of LIBOR plus 325 basis points and has a maturity of four years. The proceeds of the CTPL Term Loan will be used to fund capital expenditures to make modifications to reverse the flow of the Creole Trail Pipeline, to fund interest during construction, and for general business purposes.

Additional Information

Cheniere Partners owns 100 percent of the Sabine Pass LNG terminal located on the Sabine Pass deep water shipping channel less than four miles from the Gulf Coast. The Sabine Pass LNG terminal has regasification facilities that include existing infrastructure of five LNG storage tanks with capacity of approximately 16.9 billion cubic feet equivalent (Bcfe), two docks that can accommodate vessels of up to 265,000 cubic meters and vaporizers with regasification capacity of approximately 4.0 Bcf/d. Cheniere Partners is developing natural gas liquefaction facilities at the Sabine Pass LNG terminal adjacent to the existing regasification facilities (the “Liquefaction Project”). Cheniere Partners plans to construct over time up to six natural gas liquefaction trains (“Trains”, each in sequence, “Train 1”, “Train 2”, “Train 3”, “Train 4”, “Train 5” and “Train 6”), which are in various stages of development. Each Train is expected to have a nominal annual capacity of approximately 4.5 million tonnes per annum (“mtpa”). Cheniere Partners’ wholly owned subsidiary, Sabine Pass Liquefaction, LLC (“Sabine Pass Liquefaction”), has entered into lump sum turnkey contracts for the engineering, procurement and construction of Train 1, Train 2, Train 3 and Train 4 with Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”). Sabine Pass Liquefaction has commenced construction of Train 1, Train 2, Train 3, Train 4 and the related new facilities needed to treat, liquefy, store and export natural gas. Sabine Pass Liquefaction recently began the development of Train 5 and Train 6 and commenced the regulatory process in February 2013. Construction of Train 5 and Train 6 and the related facilities may commence upon, among other things, obtaining regulatory approvals, obtaining financing commitments sufficient to fund construction of such Trains and making a positive final investment decision. Sabine Pass Liquefaction has also entered into six third-party LNG sale and purchase agreements (“SPAs”). The customers include BG Gulf Coast LNG, LLC (“BG”) for 5.5 mtpa, Gas Natural Aprovisionamientos SDG S.A. (“Gas Natural Fenosa”) for 3.5 mtpa, Korea Gas Corporation (“KOGAS”) for 3.5 mtpa, GAIL (India) Ltd. (“GAIL”) for 3.5 mtpa, Total Gas & Power North America, Inc. (“Total”) for 2.0 mtpa and Centrica plc (“Centrica”) for 1.75 mtpa. In addition, Sabine Pass Liquefaction has entered into an SPA with Cheniere Marketing, LLC (“Cheniere Marketing”) for up to 2.0 mtpa of LNG that is produced but not already committed to third parties. The BG and Cheniere Marketing SPAs commence with the start of Train 1 operations and the Gas Natural Fenosa SPA commences with the start of Train 2 operations. The KOGAS and GAIL SPAs commence with the start of Train 3 and Train 4 operations, respectively, and the Total and Centrica SPAs commence with the start of Train 5 operations. Cheniere Partners has placed documentation pertaining to the Liquefaction Project, including the applications and supporting studies, on its website located at http://www.cheniereenergypartners.com.

Target Date
Sabine Pass Liquefaction
Milestone	Trains 1 & 2	Trains 3 & 4	Trains 5 & 6
DOE export authorization	Received	Received	Initiated Filings
Definitive commercial agreements	Completed 7.7 mtpa	Completed 8.3 mtpa
- BG Gulf Coast LNG, LLC	4.2 mtpa	1.3 mtpa
- Gas Natural Fenosa	3.5 mtpa
- KOGAS		3.5 mtpa
- GAIL (India) Ltd.		3.5 mtpa
- Total Gas & Power N.A.			2.0 mtpa
- Centrica plc			1.75 mtpa
EPC contract	Completed	Completed	2H14
Financing commitments			1H15
- Equity	Received	Received
- Debt	Received	Received
FERC authorization	Received	Received	2H14
- Certificate to commence construction	Received	Received
Commence construction	Completed	Completed	1H15
Commence operations	2015/2016	2016/2017	2018

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ business strategy, plans and objectives, including the construction and operation of liquefaction facilities (ii) statements regarding our expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements, and (vi) statements regarding future discussions and entry into contracts. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

CONTACTS:

Investors: Christina Burke: 713-375-5104, Nancy Bui: 713-375-5280

Media: Diane Haggard: 713-375-5259